UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2010

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

The disclosure set forth under Item  2.03 below is incorporated by reference in response to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Introduction

On October 14, 2010, AGL Resources Inc., a Georgia corporation (“AGL”) and its wholly-owned subsidiary, Pivotal Utility Holdings, Inc., a New Jersey corporation (“Pivotal”), successfully completed: (1) the remarketing of $160 million aggregate principal amount of four series of gas facilities and industrial development refunding revenue bonds (“Gas Revenue Bonds”) previously issued by state agencies or counties; (2) the implementation of new letters of credit to provide credit support to the Gas Revenue Bonds; and (3) the amendment of the loan agreements pursuant to which the state instrumentalities had loaned the proceeds of such Gas Revenue Bond issuances to Pivotal to reflect the elimination of third-party financial guaranty insurance on the Gas Revenue Bonds.

Initial Issuance

The Gas Revenue Bonds consist of the following four series:

Title	Original Principal Amount	Issue Date	Maturity Date
New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds (NUI Corporation Project) Series 1996 A	$39,000,000	June 12, 1996	June 1, 2026
Brevard County, Florida Industrial Development Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005	$20,000,000	April 19, 2005	October 1, 2024
New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2005	$46,500,000	May 5, 2005	October 1, 2022
New Jersey Economic Development Authority Gas Facilities Refunding revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2007	$54,600,000	May 24, 2007	June 1, 2032

Concurrently with the initial issuance of the Gas Revenue Bonds, the issuing state instrumentalities loaned the proceeds to Pivotal or its predecessor.  Payments to the bondholders depend on Pivotal’s repayments under its loan agreements with the state instrumentalities.

Separate letters of credit provide credit support with respect to each issue of the Gas Revenue Bonds.  Pivotal has agreed to reimburse the banks issuing the letters of credit in the event a trustee under the indentures governing the Gas Revenue Bonds draws against a letter of credit, which could occur in the event Pivotal were to default in its loan repayment obligations.  AGL has guaranteed Pivotal’s reimbursement payment obligations.  The Gas Revenue Bonds were also originally covered by financial guaranty insurance, which has now been eliminated.

Remarketing

The prior letters of credit supporting the Gas Revenue Bonds expired in June and September 2010.  Pursuant to the terms of the indentures governing the Gas Revenue Bonds, Pivotal purchased the Gas Revenue Bonds prior to the expiration of the prior letters of credit.

On October 14, 2010, Pivotal entered into remarketing agreements with remarketing agents with respect to each of the four series of Gas Revenue Bonds pursuant to which the remarketing agents agreed to use their best efforts to resell the Gas Revenue Bonds to investors.  Pivotal also entered into new agreements with banks pursuant to which: (1) the banks issued new letters of credit to provide credit support to each of the series of Gas Revenue Bonds; (2) Pivotal agreed to reimburse the banks in the event of draws against such letters of credit; and (3) AGL guaranteed Pivotal’s reimbursement payment obligations.

Also in connection with these transactions, Pivotal terminated its insurance policies related to the Gas Revenue Bonds, and entered into amendments to its loan agreements with the state instrumentalities that issued the Gas Revenue Bonds reflecting that termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: October 20, 2010	/s/Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer